UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 15, 2014

Hines Real Estate Investment Trust, Inc.
__________________________________
Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On January 15, 2014, Hines REIT West LA Portfolio LP, a wholly-owned subsidiary of Hines REIT Properties, L.P., which is a subsidiary of Hines Real Estate Investment Trust, Inc. (“Hines REIT”), acquired the Howard Hughes Center, a portfolio of five Class A office buildings and an athletic club located in Los Angeles, California.  The Sellers, Trizec 6060 HHC, LLC, Trizec 6080 HHC, LLC, Trizec 6100 HHC, LLC, Trizec Northpoint Tower, LLC, Trizec West LA Tower, LLC, and Trizec HHC Spectrum, LLC (collectively, “the Sellers”), are not affiliated with Hines REIT or its affiliates.

On January 22, 2014, Hines REIT filed a Current Report on Form 8-K (the “Initial Report”) with regard to the acquisition of the Howard Hughes Center.  After reasonable inquiry, Hines REIT is not aware of any material factors relating to the property that would cause the reported financial information not to be necessarily indicative of future operating results. This amendment is being filed for the sole purpose of filing the financial statements and pro forma financial information required by Item 9.01 of Form 8-K, and should be read in conjunction with the Initial Report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Real Estate Property Acquired. The following financial statements are submitted at the end of this Current Report on Form 8-K/A and are filed herewith and incorporated herein by reference.

The Howard Hughes Center at Los Angeles, California — For the Year Ended December 31, 2013

Independent Auditor’s Report
Statement of Revenues and Certain Operating Expenses
Notes to Statement of Revenues and Certain Operating Expenses

(b) Unaudited Pro Forma Financial Information. The following financial information is submitted at the end of this Current Report on Form 8-K/A and is filed herewith and incorporated herein by reference.

Hines Real Estate Investment Trust, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2013
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2013
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(d) Exhibits -

23.1 Consent of Saville Dodgen & Company PLLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

April 3, 2014	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
23.1*	Consent of Saville Dodgen & Company PLLC
* Filed herewith

Report of Independent Auditor

To the Partners of
Hines REIT Properties, LP
Houston, Texas

Report on the Historical Summary

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the Howard Hughes Center (the “Property”), a portfolio of five Class A office buildings and an athletic club located in Los Angeles, California for the year ended December 31, 2013.

Management’s Responsibility for the Historical Summary

Management is responsible for the preparation and fair presentation of this Statement, in accordance with accounting principles generally accepted in the United States of America, that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Property’s preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.
We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion

In our opinion, such Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses discussed in Note 2 to the Historical Summary of the Property for the year ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

Matter of Emphasis

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K/A of Hines Real Estate Investment Trust, Inc.) as discussed in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

/s/ Saville Dodgen & Company, PLLC

Dallas, Texas
April 3, 2014

THE HOWARD HUGHES CENTER AT LOS ANGELES, CALIFORNIA
STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2013

Revenues:	Year Ended December 31, 2013
Rental revenue	$40,747,486
Other revenue	4,872,964
Total revenues	45,620,450
Certain operating expenses:
Utilities	3,666,537
Real estate taxes	4,430,968
Repairs and maintenance	1,512,958
Cleaning services	1,557,340
Salaries and wages	1,756,685
Building management services	3,057,272
Insurance	2,538,394
Parking garage expenses	460,743
Total certain operating expenses	18,980,897
Revenues in excess of certain operating expenses	$26,639,553

See accompanying notes to statement of revenues and certain operating expenses.

THE HOWARD HUGHES CENTER AT LOS ANGELES, CALIFORNIA
NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2013

(1) Organization

The Howard Hughes Center (the “Property”) is a portfolio of five Class A office buildings and an athletic club located in Los Angeles, California that contains 1,355,641 square feet of rentable area. The Property was acquired by Hines REIT West LA Portfolio LP, a subsidiary of Hines Real Estate Investment Trust, Inc. (“Hines REIT”). The acquisition was completed on January 15, 2014.

(2)  Basis of Presentation

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and operating expenses of the Property, exclusive of interest expense, depreciation and amortization, parking management fees, and other nonrecurring owner specific expenses, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

The Historical Summary and notes thereto for the year ended December 31, 2013 included in this report are audited.  In the opinion of management, all adjustments necessary for a fair presentation of the Historical Summary have been included.  Such adjustments consisted of normal recurring items.

In preparing the accompanying financial statements, Hines REIT evaluated events and transactions that occurred subsequent to December 31, 2013, through the date that the accompanying financial statements were available to be issued on April 3, 2014.

(3) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

(4)  Significant Accounting Policies

(a) Revenue Recognition

The Property’s operations consist of rental revenue earned from tenants under leasing arrangements, which provide for minimum rent, escalations, and charges to the tenants for the real estate taxes and operating expenses.  The leases with the tenants are gross leases and have been accounted for as operating leases.  Rental revenue is recognized by amortizing the aggregate lease payments on a straight-line basis over the entire term of the leases, which resulted in rental revenue in excess of contractual rent of $2,994,013 for the year ended December 31, 2013.

In addition, the Property is responsible for operating and managing parking structures. These amounts are recorded in other revenue in the Historical Summary.

(b)  Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

THE HOWARD HUGHES CENTER AT LOS ANGELES, CALIFORNIA
NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2013

(5) Rental Revenue

The aggregate annual minimum cash payments to be received on the noncancelable operating leases in effect as of December 31, 2013 are as follows:

Year ending December 31:	Amount
2014	$35,126,166
2015	30,171,335
2016	24,682,332
2017	19,602,081
2018	15,856,238
Thereafter	22,969,958
Total	$148,408,110

Total minimum future rental revenue represents the base rent that the tenants are required to pay under the terms of their leases in effect at December 31, 2013, exclusive of charges for contingent rents, operating expenses and real estate taxes. There were no significant contingent rents for the year ended December 31, 2013.

Of the total rental revenue for the year ended December 31, 2013, 29.9% was earned from tenants in the Media/Technology/Telecom industry, 14.3% was earned from a tenant in the Professional Services industry, and 11.5% was earned from tenants in the Education industry.

* * * * *

HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Hines Real Estate Investment Trust, Inc. together with Hines REIT Properties, LP (the “Company”), made the following acquisitions since January 1, 2013:

Property Name	Date of Acquisition	Net Purchase Price
Grocery-Anchored Portfolio (1)	January 1, 2014	$178.2 million
Howard Hughes Center	January 15, 2014	$510.7 million

(1)
In January 2014, the Company dissolved its joint venture with Weingarten Realty Investors (“Weingarten”), through which the Company and Weingarten held a portfolio of 12 grocery-anchored shopping centers located in five states primarily in the southeastern United States (the “Grocery-Anchored Portfolio”). As a result of the joint venture dissolution, eight of the Grocery-Anchored Portfolio properties were distributed to the Company and the remaining four Grocery-Anchored Portfolio properties were distributed to Weingarten and an additional $0.4 million in cash was paid to the Company by Weingarten (the “Grocery-Anchored Portfolio Transaction”). As a result of this transaction, the Company has consolidated the eight properties in January 2014. As of December 31, 2013, the Company owned a 70% interest in the Grocery-Anchored Portfolio, which was accounted for as an equity method investment.

The unaudited pro forma consolidated balance sheet assumes that the 2014 acquisitions occurred on December 31, 2013 and the unaudited pro forma consolidated statement of operations assumes that all acquisitions described above occurred on January 1, 2013.

In management’s opinion, all adjustments necessary to reflect the effects of these acquisitions have been made. The unaudited pro forma consolidated statements of operations are not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on the first day of the period presented, nor does it purport to represent the results of operations for future periods.

HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of December 31, 2013
(In thousands, except per share amounts)

	December 31, 2013	Other Adjustments		Adjustments for the Howard Hughes Center		Pro Forma
ASSETS
Investment property, net	$1,256,579	$167,806	(f)	$416,428	(a)	$1,840,813
Investment in unconsolidated entities	393,695	(156,584)	(f)	—		237,111
Cash and cash equivalents	133,472	423	(g)	(56,624)	(d)	77,271
Restricted cash	119,786	—		—		119,786
Distribution receivables	3,888	—		—		3,888
Tenant and other receivables	44,953	—		—		44,953
Intangible lease assets, net	69,911	26,830	(f)	103,720	(a)	200,461
Deferred leasing costs, net	125,195	—		—		125,195
Deferred financing costs, net	3,272	—		876	(d)	4,148
Other assets	31,972	—		(30,000)	(e)	1,972
Total assets	$2,182,723	$38,475		$434,400		$2,655,598
LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$67,007	$9	(h)	$31	(b)	$67,047
Due to affiliates	3,686	—		1,000	(c)	4,686
Intangible lease liabilities, net	9,846	15,920	(f)	9,400	(a)	35,166
Other liabilities	11,128	—		—		11,128
Interest rate swap contracts	67,652	—		—		67,652
Participation interest liability	91,376	—		—		91,376
Distributions payable	15,672	—		—		15,672
Notes payable	795,715	11,479	(g)	425,000	(d)	1,232,194
Total liabilities	1,062,082	27,408		435,431		1,524,921

Commitments and Contingencies	—	—		—		—

Equity:
Stockholders’ equity:
Preferred shares, $.001 par value; 500,000 preferred shares authorized, none issued or outstanding as of December 31, 2013	—	—		—		—
Common shares, $.001 par value; 1,500,000 common shares authorized, 229,174 common shares issued and outstanding as of December 31, 2013	229	—		—		229
Additional paid-in capital	1,150,909	—		—		1,150,909
Accumulated deficit	(29,951)	11,067	(h) (i)	(1,031)	(b) (c)	(19,915)
Accumulated other comprehensive income (loss)	(546)	—		—		(546)
Total stockholders’ equity	1,120,641	11,067		(1,031)		1,130,677
Noncontrolling interests	—	—		—		—
Total equity	1,120,641	11,067		(1,031)		1,130,677
Total liabilities and equity	$2,182,723	$38,475		$434,400		$2,655,598

See notes to unaudited pro forma condensed consolidated balance sheet and notes to unaudited pro forma condensed consolidated financial statements.

 Notes to Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2013

Adjustments

(a)
To record the pro forma effect of the Company’s acquisition of the Howard Hughes Center, assuming it had occurred on December 31, 2013. Investment property and intangible lease assets were recorded at fair value. Pro forma adjustments related to these amounts are preliminary and subject to change.

(b)	To record the pro forma effect of the Company’s acquisition expenses related to the acquisition of the Howard Hughes Center.

(c)
To record the pro forma effect of the Company’s 1.0% acquisition fee related to the acquisition of Howard Hughes Center. In connection with this acquisition, the Company was obligated to pay approximately $5.0 million of acquisition fees to affiliates of Hines Interests Limited Partnership (“Hines”), half of which was payable in cash and half of which was payable as an increase to the profits interest in Hines REIT Properties, L.P., the Company’s operating partnership, held by HALP Associates Limited Partnership. These Hines affiliates agreed to waive $1.5 million of the cash acquisition fee and all of the $2.5 million acquisition fee payable as an increase to the Participation Interest.

(d)
The acquisition of the Howard Hughes Center was funded using proceeds received from asset sales in 2013 and proceeds from the Company’s acquisition credit agreement with JPMorgan Chase Bank, N.A., which established a $425 million unsecured term loan facility (the “Acquisition Credit Facility”), into which it entered simultaneously with the acquisition of the Howard Hughes Center. See Note 16 - Subsequent Events in the Company’s Form 10-K for the year ended December 31, 2013 for additional information regarding the Company’s Acquisition Credit Facility.

(e)
The Company funded a deposit totaling $30.0 million during the year ended December 31, 2013 related to the acquisition of the Howard Hughes Center which was recorded in other assets on the consolidated balance sheet.

(f)
To record the pro forma effect of the Grocery-Anchored Portfolio Transaction. Investment property and intangible lease assets were recorded at fair value for the eight properties the Company received. Pro forma adjustments related to these amounts are preliminary and subject to change.

(g)
As a result of the Grocery-Anchored Portfolio Transaction, Weingarten paid the Company $0.4 million in cash and the Company assumed $11.5 million in debt related to two of the properties the Company received.

(h)	To record the pro forma effect of the Company’s acquisition expenses related to the Grocery-Anchored Portfolio Transaction.

(i)
To record the pro forma effect of the gain recognized from the remeasurement of the Company’s investment in the eight properties the Company received as a result of the Grocery-Anchored Portfolio Transaction to fair value, which were previously held through its joint venture with Weingarten.

HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2013
(In thousands, except per share amounts)

	Year Ended December 31, 2013	Other Adjustments		Adjustments for the Howard Hughes Center acquisition		Pro Forma
Revenues:
Rental revenue	$158,819	$17,327	(c)	$41,072	(a)	$217,218
Other revenue	9,289	1,678	(c)	4,873	(a)	15,840
Total revenues	168,108	19,005		45,945		233,058
Expenses:
Property operating expenses	54,429	2,062	(c)	13,261	(a)	69,752
Real property taxes	24,282	2,175	(c)	4,431	(a)	30,888
Property management fees	4,132	570	(d)	1,289	(a)	5,991
Depreciation and amortization	51,262	6,518	(c)	28,990	(a)	86,770
Acquisition related expenses	330	(330)	(e)	—		—
Asset management fees	27,970	1,299	(f)	—		29,269
General and administrative	7,281	—		—		7,281
Impairment losses	33,878	—		—		33,878
Total expenses	203,564	12,294		47,971		263,829
Income (loss) from continuing operations before other income (expenses), benefit (provision) for income taxes, gain (loss) on sale or dissolution of unconsolidated joint venture and equity in earnings (losses) of unconsolidated entities, net	(35,456)	6,711		(2,026)		(30,771)
Other income (expenses):
Gain (loss) on derivative instruments, net	33,559	—		—		33,559
Gain (loss) on settlement of derivative instruments	(5,374)	—		—		(5,374)
Interest expense	(47,453)	(5,168)	(g)	(8,356)	(b)	(60,977)
Interest income	779	1		—		780
Income (loss) from continuing operations before benefit (provision) for income taxes, gain (loss) on sale or dissolution of unconsolidated joint venture and equity in earnings (losses) of unconsolidated entities, net	(53,945)	1,544		(10,382)		(62,783)
Benefit (provision) for income taxes	(274)	(51)		—		(325)
Gain (loss) on sale or dissolution of unconsolidated joint venture	16,087	—		—		16,087
Equity in earnings (losses) of unconsolidated entities, net	82,468	(2,044)	(c)	—		80,424
Income (loss) from continuing operations	44,336	(551)		(10,382)		33,403
Income (loss) from discontinued operations, net of taxes	304,978	—		—		304,978
Net income (loss)	349,314	(551)		(10,382)		338,381
Less: Net (income) loss attributable to noncontrolling interests	(1,248)	—		—		(1,248)
Net income (loss) attributable to common stockholders	$348,066	$(551)		$(10,382)		$337,133
Basic and diluted income (loss) per common share	$1.50	—		—		$1.46
Distributions declared per common share	0.33	—		—		0.33
Weighted average number common shares outstanding	231,551	—		—		231,551

See notes to unaudited pro forma condensed consolidated statement of operations and notes to unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
Year Ended December 31, 2013

(a)
To record the pro forma effect of the Company’s acquisition of the Howard Hughes Center based on its historical results of operations assuming that the acquisition had occurred on January 1, 2013. Depreciation and amortization were calculated based on the fair values of the investment property and intangible lease assets and liabilities, which are preliminary and subject to change.

(b)
To record the pro forma effect of interest expense on borrowings of $425.0 million under the Company’s Acquisition Credit Facility related to the acquisition of the Howard Hughes Center, assuming that the borrowing was outstanding as of January 1, 2013. The interest rate under the Acquisition Credit Facility was 1.76% as of the date of acquisition. Amount also includes the amortization of $0.9 million related to deferred financing fees capitalized as a result of the borrowing.

(c)
To record the pro forma effect of the Grocery-Anchored Portfolio Transaction. The results of these eight properties were based on their historical results of operations assuming that the Grocery-Anchored Portfolio Transaction had occurred on January 1, 2013. In addition, the Company removed its equity in earnings received from its previous investment in the joint venture with Weingarten.

(d)	To record the pro forma effect of the Company’s 3% property management fee, assuming that the Grocery-Anchored Portfolio Transaction had occurred on January 1, 2013.

(e)	To eliminate the effect of non-recurring acquisition expenses recorded in relation to (a) and (d) above.

(f)
To record the pro forma effect of the Company’s 1.50% asset management fee payable to affiliates of Hines for services related to managing, operating, directing and supervising the operations and administration of the Company and its assets assuming the transactions in (a) and (d) above had occurred on January 1, 2013. This fee is payable in an amount equal to 0.0625% of the net equity capital the Company has invested in real estate investments as of the end of each month.

(g)
To record the pro forma effect of the Company’s interest expense, assuming that the Company had assumed two mortgages as of January 1, 2013 related to the Grocery-Anchored Portfolio Transaction. The interest rate on these two mortgages is 5.4% and 6.0%, respectively.

Notes to Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2013

(1)  Investment Properties Acquired After January 1, 2013

Grocery-Anchored Portfolio Transaction

On January 1, 2014, the Company dissolved its joint venture with Weingarten. As a result of the joint venture dissolution, eight of the Grocery-Anchored Portfolio properties were distributed to the Company and the remaining four Grocery-Anchored Portfolio properties were distributed to Weingarten and an additional $0.4 million in cash was paid to the Company by Weingarten. The allocated net purchase price related to the eight properties the Company received as a result of the dissolution was $178.2 million.

Howard Hughes Center

On January 15, 2014, a subsidiary of the Company acquired the Howard Hughes Center, a portfolio of five Class A office buildings and an athletic club located in Los Angeles, California. The Howard Hughes Center consists of 1,355,641 square feet of rentable area and is 89% leased. The net purchase price for the Howard Hughes Center was $510.7 million, exclusive of transaction costs and working capital reserves.

The unaudited pro forma consolidated balance sheet assumes that the 2014 acquisitions occurred on December 31, 2013 and the unaudited pro forma consolidated statements of operations assume that all transactions described above occurred on January 1, 2013.